Amendment to ATK Non-Qualified Stock Option Award Agreement
(Employees Remaining with Orbital ATK or Former ATK Employees)
This Amendment applies to any options (“Options”) to acquire shares of common stock of Alliant Techsystems Inc. (“ATK”), whether vested or unvested, that are outstanding immediately prior to the distribution of all of the outstanding shares of Vista Outdoor Inc. (“Vista”) to the stockholders of ATK (the “Spin-off”), pursuant to the Transaction Agreement, dated April 28, 2014, among Vista, ATK, Vista Merger Sub Inc. and Orbital Sciences Corporation, as it may be amended from time to time (the “Transaction Agreement”). In accordance with the terms of the Transaction Agreement, each applicable Non-Qualified Stock Option Award Agreement that you have is amended as follows:
1. Conversion of ATK Option. Each outstanding ATK Option will be converted immediately prior to the Spin-off into both (a) an option, adjusted as described below, to acquire shares of ATK common stock (an “Adjusted ATK Option”) and (b) an option, as described below, to acquire shares of Vista common stock (a “Vista Option”).
2. Adjusted ATK Option. The number of shares of ATK common stock subject to each Adjusted ATK Option shall be equal to the number of shares of ATK common stock subject to the related ATK Option immediately prior to the Spin-off. The per share exercise price of each Adjusted ATK Option, rounded up to the nearest hundredth of a cent, shall be adjusted to reflect the allocation of the value between the Adjusted ATK Option and the Vista Option in relation to the original ATK Option. Upon exercise of an Adjusted ATK Option in accordance with your Non-Qualified Stock Option Award Agreement, you will receive shares of ATK common stock.
3. Vista Option. The number of shares of Vista common stock subject to each Vista Option shall be two times the number of shares of ATK common stock subject to the related ATK Option immediately prior to the Spin-off. The per share exercise price of each Vista Option, rounded up to the nearest hundredth of a cent, shall be determined by allocating the value between the Adjusted ATK Option and the Vista Option in relation to the original ATK Option. Upon exercise of a Vista Option in accordance with your Non-Qualified Stock Option Award Agreement, you will receive shares of Vista common stock under the Vista Outdoor Inc. 2014 Stock Incentive Plan.
4. For purposes of your Non-Qualified Stock Option Award Agreements and this Amendment, following the Spin-off, (a) references to a Change in Control shall only mean a Change in Control as defined in the Non-Qualified Stock Option Award Agreements, but the Change in Control vesting provisions shall apply to both your Adjusted ATK Options and your Vista Options and (b) references to ATK shall mean Orbital ATK, Inc.
5. Except as modified by this Amendment, the other terms and conditions of the applicable Non-Qualified Stock Option Award Agreements remain in effect.